Exhibit 4.13

Procera Networks, Inc.

Registrable Common Stock at $0.50 per share
with 50% Warrant Coverage at $0.75 per share

SUBSCRIPTION AGREEMENT

1.           Subscription:

  (a)           The undersigned (individually and/or collectively, the "Participant") hereby applies to become a participant in the restricted common stock (the "Shares" or the "Common Stock") of Procera Networks, Inc., a Delaware corporation (the "Company"), in accordance with the terms and conditions of this Subscription Agreement (the "Subscription").

  (b)           Before this subscription for participation in the Shares is considered, the Participant must complete, execute and deliver to the Company the following:

  (i)           This Subscription Agreement;

  (ii)           The Procera Registration Rights Agreement; and

  (iii)           The Participant’s check in the amount of $                               .

  (c)           Number of shares purchased:                                                                      .

  (d)           Number of warrants granted, at $.75 per share:                                                                           .

  (e)           This subscription is irrevocable by the Participant.

  (f)           This subscription is not transferable or assignable by the Participant

  (g)           This subscription may be rejected in whole or in part by the Company in its sole discretion.  In the event this subscription is rejected by the Company, all funds and documents tendered by the Participant shall be returned.

2.           Representations by Participant.  In consideration of the Company’s acceptance of participation, I make the following representations and warranties to the Company, to its principals, and to participating broker-dealers, if any, jointly and severally, which warranties and representations shall survive any acceptance of my participation in the Shares:

  (a)           I have had the opportunity to ask questions and receive any additional information from persons acting on behalf of the Company to verify my understanding of the terms thereof and of the Company’s business and status thereof, and that no oral information furnished to the undersigned or my advisors in connection with my participation in the Shares has been in any way inconsistent with other documentary information provided.

  (b)           I acknowledge that I have not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to my participation in the Shares.

  (c)           The Shares are being purchased for my own account for long-term investment and not with a view to immediately re-sell the Shares.  No other person or entity will have any direct or indirect beneficial interest in, or right to, the Shares.  I or my agents or investment advisors have such knowledge and experience in financial and business matters that will enable me to utilize the information made available to me in connection with the participation in the Shares to evaluate the merits and risks of participation and to make an informed investment decision.

  (d)           I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under the California Securities Law, or any other applicable blue sky laws, in reliance, in part, on my representations, warranties and agreements made herein.

  (e)           Other than the rights specifically set forth in the Procera Shareholder Rights Agreement, I represent, warrant and agree that the Company and the officers of the Company (the "Company’s Officers") are under no obligation to register or qualify the participation in the Shares under the Securities Act or under any state securities law, or to assist the undersigned in complying with any exemption from registration and qualification.

  (f)            I represent that I meet the criteria for participation because (i) I have a preexisting personal or business relationship with the Company or one or more of its partners, officers, directors or controlling persons or (ii) by reason of my business or financial experience, or by reason of the business   or financial experience of my financial advisors who are unaffiliated with, and are not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, I am capable of evaluating the risk and merits of an investment in the Shares and of protecting my own interests; AND

(i)	I have minimum net worth in excess of $1,000,000, or

(ii)
I have income in excess of $200,000 or joint income with my spouse in excess of $300,000 in each of the two most recent years, and I/we have a reasonable expectation of reaching the same income level in the current year; or

(iii)	I am a director or executive officer of the Company; or

(iv)
If a trust, the trust has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Shares and the purchase was directed by a sophisticated person as described in 7 CFR § 230.506(b)(2)(ii); or

(v)	If a corporation or partnership, the corporation or partnership has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Shares; or

(vi)	If an entity, all of the equity owners meet the criteria for participation set forth in this Paragraph 2(f).

  (g)           I understand that the participation in the Shares is illiquid, cannot be readily sold as there will not be a public market for them and that I may not be able to sell or dispose of my participation in the Shares, or to utilize the Shares as collateral for a loan.  I must not purchase participation in the Shares unless I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can still provide for my current and possible personal contingencies, and that the commitment herein for participation in the Shares, combined with other investments of mine, is reasonable in relation to my net worth.

  (h)           I understand that my right to transfer my participation in the Shares will be restricted against transfers unless the transfer is not in violation of the Securities Act, the California Securities Law, and any other applicable state securities laws (including investment suitability standards), that the Company will not consent to a transfer of participation in the Shares unless the transferee represents that such transferee meets the financial suitability standards required of an initial participant and that the Company has the right, in its absolute discretion, to refuse to consent to such transfer.

  (i)            I have been advised to consult with my own attorney or attorneys regarding all legal matters concerning an investment in the Company and the tax consequences of participation in the Shares, and have done so, to the extent I consider necessary.

  (j)            I acknowledge that the tax consequences to me of investing in the Company will depend on my particular circumstances, and neither the Company, the Company’s Officers, any other investors, nor the partners, shareholders, members, managers, agents, officers, directors, employees, affiliates or consultants of any of them, will be responsible or liable for the tax consequences to me of an investment in the Company.  I will look solely to and rely upon my own advisers with respect to the tax consequences of this investment

  (k)           All information which I have provided to the Company concerning myself, my financial position and my knowledge of financial and business matters is truthful, accurate, correct and complete as of the date set forth herein.

3.           Agreement to Indemnify Company.  I hereby agree to indemnify and hold harmless the Company, its principals, the Company’s officers, directors and attorneys, from any and all damages, costs and expenses (including actual attorneys’ fees) which they may incur (i) by reason of my failure to fulfill any of the terms and conditions of participation, (ii) by reason of my breach of any of my representations, warranties or agreements contained herein; (iii) with respect to any and all claims made by or involving any person, other than me personally, claiming any interest, right, title, power or authority in respect to my participation.  I further agree and acknowledge that these indemnifications shall survive any sale or transfer, or attempted sale or transfer, of any portion of my participation.

4.           Subscription Binding on Heirs, etc.  This subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the Participant.  If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the representations and warranties shall be deemed to be made by and be binding on each such person and his heirs, executors, administrators, successors, and assigns.

5.           Execution Authorized.  If this subscription is executed on behalf of a corporation, partnership, trust or other entity, the undersigned has been duly authorized and empowered to legally represent such entity and to execute this subscription and all other instruments in connection with participation in the Shares and the signature of the person is binding upon such entity.

6.           Adoption of Terms and Provisions.  The Participant hereby adopts, accepts and agrees to be bound by all the terms and provisions hereof.

7.           Governing Law.  This subscription shall be construed in accordance with the laws of the State of California.

8.           Investor Information:

(The information below should be consistent with the form of ownership selected below.)

Name (please print):

If entity named above, By:
Its:

Social Security or Taxpayer I.D. Number:

Business Address (including zip code):

Business Phone:

Residence Address (including zip code):

Residence Phone:

All communications to be sent to:

Business or

Residence Address

Please indicate below the form in which you will hold title to your interest in the Shares.  PLEASE CONSIDER CAREFULLY.  ONCE YOUR SUBSCRIPTION IS ACCEPTED, A CHANGE IN THE FORM OF TITLE CONSTITUTES A TRANSFER OF THE INTEREST IN THE SHARES AND MAY THEREFORE BE RESTRICTED BY THE TERMS OF THIS SUBSCRIPTION, AND MAY RESULT IN ADDITIONAL COSTS TO YOU.  Subscribers should seek the advice of their attorneys in deciding in which of the forms they should take ownership of the interest in the Shares, because different forms of ownership can have varying gift tax, estate tax, income tax, and other consequences, depending on the state of the investor's domicile and his or her particular personal circumstances.

INDIVIDUAL OWNERSHIP (one signature required)

JOINT TENANTS WITH RIGHT OF SURVIVORSHIP AND NOT AS TENANTS IN COMMON (both or all parties must sign)

COMMUNITY PROPERTY (one signature required if interest held in one name, i.e., managing spouse; two signatures required if interest held in both names)

TENANTS IN COMMON (both or all parties must sign)

GENERAL PARTNERSHIP (fill out all documents in the name of the PARTNERSHIP, by a PARTNER authorized to sign, and include a copy of the Partnership Agreement)

LIMITED PARTNERSHIP (fill out all documents in the name of the LIMITED PARTNERSHIP, by a GENERAL PARTNER authorized to sign, and include a copy of the Limited Partnership Agreement and any other document showing that the investment is authorized)

LIMITED LIABILITY COMPANY (fill out all documents in the name of the LIMITED LIABILITY COMPANY, by a member authorized to sign, and include a copy of the LIMITED LIABILITY COMPANY’s Operating Agreement and any other documents necessary to show the investment is authorized.)

CORPORATION (fill out all documents in the name of the CORPORATION, by the President or other officer authorized to sign, and include a copy of the Corporation's Articles and certified Corporate Resolution authorizing the signature)

TRUST (fill out all documents in the name of the TRUST, by the Trustee, and include a copy of the instrument

Subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence his/her subscription for participation in the Shares of the Company, this   day of  , 2003, at  ,  .

Subscriber

The Company has accepted this subscription this                  day of                              , 2003.

Procera Networks, Inc., a Delaware corporation

By:
Douglas Glader, CEO

Address for Notice:

Procera Networks
3175 South Winchester Boulevard
Campbell, CA 95008